                                                 Registration No. 333- _________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         P.F. CHANG'S CHINA BISTRO, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     86-0815086
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                        5090 NORTH 40TH STREET, SUITE 160
                             PHOENIX, ARIZONA 85018
               (Address of principal executive offices) (Zip code)

                         P.F. CHANG'S CHINA BISTRO, INC.
                        1996 EMPLOYEE STOCK OPTION PLAN,
                  1997 RESTAURANT MANAGEMENT STOCK OPTION PLAN,
                             1998 STOCK OPTION PLAN,
                       1998 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                ROBERT T. VIVIAN
                             CHIEF FINANCIAL OFFICER
                         P.F. Chang's China Bistro, Inc.
                        5090 North 40th Street, Suite 160
                             Phoenix, Arizona 85018
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (602) 957-8986

         This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.
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                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
           Title of                    Amount to be    Proposed maximum    Proposed maximum      Amount of
          securities                  registered (2)    offering price         aggregate      registration fee
            to be                                        per share (3)      offering price
        registered (1)                                                            (3)
--------------------------------------------------------------------------------------------------------------
1996 Employee Stock Option Plan

Common Stock                             956,510            $  3.58           $ 3,425,748
Par Value $0.001

1997 Restaurant Management
Stock Option Plan

Common Stock                              56,875            $  8.11           $   461,250
Par Value $0.001

1998 Stock Option Plan

Common Stock                             122,250            $ 12.00           $ 1,467,000
Par Value $0.001                         157,750            $ 21.50           $ 3,391,625

1998 Employee Stock Purchase Plan

Common Stock                             400,000            $ 18.28           $ 7,312,000
Par Value $0.001


TOTALS                                 1,693,385                              $ 16,057,623        $ 4,464.68

(1) The securities to be registered include options and rights to acquire such common stock.

(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3) The offering price is estimated pursuant to Rule 457 solely for purposes of calculating the registration fee. As to the shares subject to outstanding but unexercised options, the price is computed on the basis of the average exercise price for the options outstanding under the applicable plan. As to the remaining shares under the 1998 Stock Option Plan, the price is based upon the average of the high and low prices of the common stock on February 19, 1999 as reported on the Nasdaq National Market. The 1998 Employee Stock Purchase Plan establishes a purchase price equal to 85% of the fair market value of the Company's common stock and, therefore, the price for shares issuable under this plan is based upon 85% of the average of the high and low prices of the common stock on February 19, 1999 as reported on the Nasdaq National Market.
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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed with the Securities and Exchange Commission (the "Commission") by P.F. Chang's China Bistro, Inc. (the "Company") are incorporated by reference in this Registration Statement:

     (a) The Company's Prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), containing audited financial statements for the Company's latest fiscal year ended December 28, 1997 filed with the Commission on December 4, 1998 (registration number 333-59749).

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the registrant document referred to in
     (a) above.

     (c) The description of the Company's common stock contained in its Registration Statement on Form 8-A filed with the Commission under the Exchange Act, including any amendment or report filed for the purpose of updating such description.


     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all shares of common stock offered pursuant to this Registration Statement have been sold or which deregisters all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

     Inapplicable.

Item 6.  Indemnification of Directors and Officers

          Section 102(b) of the Delaware General Corporation Law authorizes a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to corporation or its stockholders for monetary damages for breach or alleged breach of the director's "duty of care." While this statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or
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rescission. The statute has no effect on a director's duty of loyalty or liability for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends or stock redemptions or repurchases, or for any transaction from which the director derives an improper personal benefit. As permitted by the statute, the Company has adopted provisions in its Certificate of Incorporation which eliminate to the fullest extent permissible under Delaware law the personal liability of its directors to the Company and its stockholders for monetary damages for breach or alleged breach of their duty of care.

     Section 145 of the Delaware General Corporation Law provides generally that a corporation shall have the power, and in some cases is required, to indemnify an agent, including an officer or director, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, against certain expenses, judgments, fines, settlements, and other amounts under certain circumstances.

     The Company's By-laws provide for indemnification (to the full extent permitted by the Delaware General Corporation Law) of directors, officers, employees and other agents of the Company against all expenses, liability and loss (including attorney's fees, judgment, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this By-Law or any agreement with the Company) reasonably incurred or suffered by such person in connection therewith, subject to certain provisions. The Company's By-Laws also empower it to maintain directors and officers liability insurance coverage and to enter into indemnification agreements with its directors, officers, employees or agents.

     These indemnification provisions may be sufficiently broad to permit indemnification of the Company's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

     Under the form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement on Form S-1 (Reg. No. 333-59749), initially filed on July 24, 1998, and as amended through the date hereof, the Underwriters are obligated under certain circumstances, to indemnify directors and officers of the Company against certain liabilities, including liabilities under the Securities Act.


Item 7.  Exemption From Registration Claimed

     Inapplicable.

Item 8.  Exhibits

     See Exhibit Index.
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Item 9.  Undertakings

     (a)  Rule 415 Offering

     The undersigned Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  Filing incorporating subsequent Exchange Act documents by reference

     The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
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     (h)  Request for acceleration of effective date or filing of registration statement on Form S-8

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
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                                    SIGNATURE

     Pursuant to the requirements of the Securities Act the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on February 26, 1999.


                                            P.F. CHANG'S CHINA BISTRO, INC.



                                            By:  /s/ Robert T. Vivian
                                                 --------------------------
                                                 Robert T. Vivian
                                                 Chief Financial Officer
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                                POWER OF ATTORNEY

     Each of the undersigned officers and directors of P.F. Chang's China Bistro, Inc., hereby constitutes and appoints Robert T. Vivian and Richard L. Federico his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on February 26, 1999.

Signature                   Title


/s/ Richard L. Federico
-----------------------
Richard L. Federico         President, Chief Executive Officer and
                            Director (Principal Executive Officer)

/s/ Robert T. Vivian
-------------------------
Robert T. Vivian            Chief Financial Officer and Secretary (Principal
                            Financial and Accounting Officer)

/s/ Paul M. Fleming
-------------------------
Paul M. Fleming             Director


-------------------------
J. Michael Chu              Director


-------------------------
Gerald R. Gallagher         Director

/s/ R. Michael Welborn
-------------------------
R. Michael Welborn          Director

/s/ James G. Shennan, Jr.
-------------------------
James G. Shennan, Jr.       Director


-------------------------
Yves Sisteron               Director

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                                  EXHIBIT INDEX

Ex. #    Description


4.1 Certificate of Incorporation of the Company, as amended, is incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 24, 1998 (File No. 333-59749)

4.2 By-Laws of the Company are incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 24, 1998 (File No. 333-59749)

4.3 P.F. Chang's China Bistro, Inc. 1996 Employee Stock Option Plan is incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 24, 1998 (File No. 333-59749)

4.4 P.F. Chang's China Bistro, Inc. 1997 Restaurant Management Stock Option Plan is incorporated by reference to Exhibit 10.3 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 24, 1998 (File No. 333-59749)

4.5 P.F. Chang's China Bistro, Inc.'s 1998 Stock Option Plan is incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 24, 1998 (File No. 333-59749)

4.6 P.F. Chang's China Bistro, Inc. 1998 Employee Stock Purchase Plan is incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on July 24, 1998 (File No. 333-59749)

5.1      Opinion re. legality

23.1     Consent of Gray Cary Ware Freidenrich LLP (included in Exhibit 5)

23.2     Consent of Ernst & Young LLP

24 Power of Attorney (Included in signature pages to this registration statement)